UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CATALYST HEALTH SOLUTIONS, INC.
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Explanatory Note

On May 7, 2012, Catalyst Health Solutions, Inc. (“Catalyst”) furnished on a Current Report on Form 8-K unaudited selected condensed consolidated statements of operations of Walgreens Health Initiatives, Inc. (A Business of Walgreen Co.) for the three and nine months ended May 31, 2011 and 2010 so that it can be incorporated into the registration statement on Form S-4 being filed by SXC Health Solutions Corp (“SXC”) in connection with the proposed business combination between SXC and Catalyst.

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Walgreens Health Initiatives, Inc.

(a Business of Walgreen Co.)

Unaudited Selected Condensed Consolidated Statements Of Operations

(dollars in thousands)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010
Revenues	$25,343	$22,444	$85,657	$68,962
Operating Costs and Expenses:
Selling, general and administrative	27,114	27,218	80,736	73,990
Depreciation and amortization	3,010	2,318	9,960	7,191

Total operating costs and expenses	30,124	29,536	90,696	81,181

Operating Loss	(4,781)	(7,092)	(5,039)	(12,219)
Other income	645	263	1,935	1,004

Loss Before Income Taxes	(4,136)	(6,829)	(3,104)	(11,215)
Income tax expense (benefit)	10	(26)	30	(80)

Net loss	$(4,146)	$(6,803)	$(3,134)	$(11,135)

The accompanying notes to unaudited condensed financial statements are integral parts of these statements.

1.	DESCRIPTION OF BUSINESS

Walgreens Health Initiatives, Inc., the pharmacy benefit management (the “PBM” or the “Company”) business of Walgreen Co. (or the “Parent”) through June 13, 2011, provides integrated PBM services to unaffiliated health insurers and third-party administrators as well as services to the affiliated Parent. PBM services include plan set-up, claims adjudication with network pharmacies, formulary management, and reimbursement services. On June 13, 2011, the PBM was acquired by Catalyst Health Solutions, Inc. (“Catalyst”).

2.	BASIS OF PRESENTATION

The unaudited selected condensed consolidated statements of operations for the three and nine months ended May 31, 2011 and 2010 (the “Unaudited WHI Interim Financial Information”) have been prepared without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The presentation and disclosure of these statements differs from the presentation in the PBM’s audited financial statements and the notes thereto for the year ended August 31, 2010, as well as its unaudited financial statements as of and for the three and six months ended February 28, 2011, due to the level of historical accounting records provided to Catalyst by the Parent. The differences include: (1) the disclosure of revenue recorded by the PBM in the Unaudited WHI Interim Financial Information from affiliates of the PBM has been omitted for the three and nine months ended May 31, 2011 and 2010, (2) costs allocated by the Parent have been combined with selling, general and administrative (“SG&A”) expenses as the allocated costs are SG&A costs in nature, and (3) the disclosure of the costs allocated by the Parent are included in SG&A costs in the Unaudited WHI Interim Financial Information. The PBM’s statements of cash flows and net parent deficit have been omitted from these condensed financial statements. These condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto of the PBM for the year ended August 31, 2010.

To the best of Catalyst’s knowledge, the condensed financial statements for the unaudited interim periods derived from information provided to Catalyst by the Parent include all adjustments, consisting of normal recurring adjustments, necessary to present a fair statement of the results for such interim periods in conformity with accounting principles generally accepted in the United States of America. Net earnings for any interim period may not be comparable to the same interim period in previous fiscal years.

The accompanying condensed financial statements have been prepared to represent the results of operations of the PBM. These condensed financial statements include amounts that have been derived from the financial statements and accounting records provided to Catalyst by the Parent using the historical results of operations of the PBM.

Relationship with Parent - The PBM provides integrated pharmacy benefit management services to affiliated companies and these services have been included in revenue for the three and nine month periods ended May 31, 2011 and 2010. Additionally, the Parent allocates certain of its expenses to the PBM.

Use of Estimates - The condensed financial statements include amounts based on judgments and estimates. Actual results may differ from these estimates.

3.	REVENUE RECOGNITION

The services provided to PBM clients include: plan set-up, claims adjudication with network pharmacies, formulary management, and reimbursement services. The PBM acts as an agent in administering pharmacy reimbursement contracts and does not assume credit risk. Therefore, revenue is recognized as only the differential between the amount receivable from the client and the amount owed to the network pharmacy. The PBM acts as an agent to clients with respect to administrative fees for claims adjudication. Those service fees are recognized as revenue.

Rebates earned under arrangements with manufacturers or third-party intermediaries are recorded as revenue. The PBM refines its estimates each period based on actual collection and payment experience. Additionally, the portion of manufacturer or third-party intermediary rebates due to clients is recorded as a reduction of revenue.

Under the PBM’s pharmacy network contracts, the pharmacy is solely obligated to collect the co-payments from the members. Under client contracts, the PBM does not assume liability for member co-payments in pharmacy transactions. As such, the PBM does not include member co-payments to retail pharmacies in revenue.

Affiliate Revenue - The PBM engages in intercompany transactions with the Parent and its affiliates. These transactions broadly consist of claims processing, administrative or client service and comprehensive patient-first clinical programs. Affiliate revenue is also recognized as only the differential between the amounts receivable from the Parent and the amount owed to the network pharmacy.

4.	RELATED PARTY TRANSACTIONS

The PBM provides integrated pharmacy benefit management services to affiliated companies and these services have been included in revenue for the three and nine month periods ended May 31, 2011 and 2010.

For the purpose of preparing these condensed financial statements, certain expenses of the Parent were allocated to the PBM. Corporate costs have been allocated to the PBM based on the Parent’s internal transfer pricing agreement which allocates costs based on transaction, capital spending, headcount, or other bases and are included in the Unaudited WHI Interim Financial Information. The condensed financial statements included herein may not necessarily reflect the PBM’s results of operations in the future or what its results of operations would have been had the PBM been a stand-alone company during the periods presented.

The PBM had an outstanding loan receivable with the Parent. Interest income recorded in the Unaudited WHI Interim Financial Information, reflects the interest earned on the loan receivable with the Parent.

5.	INCOME TAXES

In determining the provision for income taxes, the PBM uses an annual effective income tax rate based on full-year income, permanent differences between book and tax income, and statutory income tax rates. The effective income tax rate also reflects an assessment of the ultimate outcome of tax audits. Discrete events such as audit settlements or changes in tax laws are recognized in the period in which they occur.

6.	CONTINGENCIES

The PBM is involved in various legal proceedings incidental to the normal course of business and is subject to various investigations, inspections, audits, inquiries and similar actions by government authorities, arising in the normal course of business. Although the outcome of these legal proceedings and other matters cannot be forecast with certainty, the final disposition of these matters is not expected to have a material adverse effect on the PBM’s results of operations.

7.	SUBSEQUENT EVENTS

On June 10, 2011, the outstanding loan receivable between the PBM and the Parent was fully settled for $0.2 million.

On June 13, 2011, the Parent completed the sale of the PBM to Catalyst in a cash transaction for $525 million.